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                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

                                  EXHIBIT 11

             Statement Regarding Computation of Earnings Per Share

                 (Amounts in thousands, except per share data)

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                                                                                                                    PRO FORMA
                                                                                                                    Six Months
                                                          Three Months Ended              Six Months Ended            Ended
                                                               June 30,                       June 30,               June 30,
                                                       -------------------------      -------------------------     -----------
                                                        1998              1997         1998              1997          1997
                                                       -------           -------      -------           -------     -----------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
STOCKHOLDERS, as reported                              $   209           $(1,580)     $(2,933)          $(1,162)      $(1,353)

     Dividends on preferred stock                            -               439          274               739             -

     Accretion to redemption value of
      preferred stocks and warrants                          -               240        2,055               321             -
                                                       -------           -------      -------           -------        ------
Pro forma income (loss) attributable                   $   209           $  (901)     $  (604)          $  (102)      $(1,353)
 to common stockholders                                =======           =======      =======           =======        ======

Pro forma Basic Earnings Per Share:

     Common stock outstanding                            7,120               768        6,072               768           768

     Preferred stock conversion                              -             1,438          467             1,194         1,194

     Warrant conversion                                      -               376          121               311           311
                                                       -------           -------      -------           -------        ------
          Total weighted average                         7,120             2,582        6,660             2,273         2,273
           shares outstanding                          =======           =======      =======           =======        ======

Pro forma income (loss) per share
 attributable to common stockholders                   $  0.03           $ (0.35)     $ (0.09)          $ (0.04)       $(0.60)
                                                       =======           =======      =======           =======        ======

Pro forma Diluted Earnings Per Share:

     Common stock outstanding                            7,120               768        6,072               768           768

     Preferred stock conversion                              -             1,438          467             1,194         1,194

     Warrant conversion                                      -               376          121               311           311

     Common stock equivalents                              216                 -            -                 -             -
                                                       -------           -------      -------           -------        ------
          Total weighted average shares                  7,336             2,582        6,660             2,273         2,273
           outstanding                                 =======           =======      =======           =======        ======
Pro forma income (loss) per share
 attributable to common stockholders                   $  0.03           $ (0.35)     $ (0.09)          $ (0.04)       $(0.60)
                                                       =======           =======      =======           =======        ======
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